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
As filed with the Securities and Exchange Commission on May 2, 2000                           Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INTERNET PICTURES CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                             52-2213841
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                    (Address of principal executive offices)

              PICTUREWORKS TECHNOLOGY, INC. 1994 STOCK OPTION PLAN PICTUREWORKS TECHNOLOGY, INC. 1996 STOCK OPTION PLAN PICTUREWORKS TECHNOLOGY, INC. 1997 STOCK OPTION PLAN

                            (Full Title of the Plans)

                                JAMES M. PHILLIPS
                      Chairman and Chief Executive Officer
                          Internet Pictures Corporation
                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                                 (423) 482-3000
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                              J. Porter Durham, Jr.
                       Baker, Donelson, Bearman & Caldwell
                              1800 Republic Centre
                               633 Chestnut Street
                          Chattanooga, Tennessee 37450
                                 (423) 209-4198

                                          CALCULATION OF REGISTRATION FEE
    -----------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION
                                                REGISTERED              SHARE                  PRICE                  FEE
    -----------------------------------------------------------------------------------------------------------------------------

    Common Stock, $.001 par value           452,960 shares(1)        $ 15.50(2)              $7,020,880(2)          $1,853.51(1)(2)
    -----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value           578,883 shares(3)        $ 15.50(2)              $8,972,687(2)          $2,368.79(2)(3)
    -----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value           306,702 shares(4)        $ 15.50(2)              $4,753,881(2)          $1,255.02(2)(4)
    -----------------------------------------------------------------------------------------------------------------------------

(1) This figure represents the number of shares of common stock of the Registrant (the "Common Stock") authorized and registered hereby under the PictureWorks Technology, Inc. 1994 Stock Option Plan (the "1994 Plan").

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the "1933 Act"), as amended, and are based upon the average high and low sales prices of the Registrant's Common Stock as reported on the National Market of the Nasdaq Stock Market on April 28, 2000.

(3) This figure represents the number of shares of Common Stock of the Registrant authorized and registered hereby under the PictureWorks Technology, Inc. 1996 Stock Option Plan (the "1996 Plan").

(4) This figure represents the number of shares of Common Stock of the Registrant authorized and registered hereby under the PictureWorks Technology, Inc. 1997 Stock Option Plan (the "1997 Plan").

         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

                                EXPLANATORY NOTE

         Pursuant to the Agreement and Plan of Merger dated as of March 6, 2000 between the Registrant, PictureWorks Technology, Inc. ("PictureWorks") and Purple Sub, Inc. ("Purple Sub") (i) iPIX formed Purple Sub, a wholly-owned subsidiary of the Registrant, (ii) Purple Sub merged with and into PictureWorks (the "Merger") on March 31, 2000 (the "Effective Date"), (iii) PictureWorks continues as the surviving corporation and (iv) as of the Effective Date, PictureWorks became a wholly-owned subsidiary of the Registrant. As a result of the merger between PictureWorks and Purple Sub, each share of common stock, par value $0.001 of PictureWorks issuable pursuant to the Plans immediately prior to the effective time of the Merger (the "Effective Time") was converted into the right to receive 0.22648 shares of iPIX common stock, par value $0.001 (the "Exchange Ratio") at the Effective Time and the Registrant assumed all outstanding obligations to issue PictureWorks common stock under the 1994 Plan, the 1996 Plan and the 1997 Plan (collectively referred to herein as the "Plans").

         The Registrant hereby files this Registration Statement on Form S-8 relating to an aggregate of 1,338,545 shares of common stock, $0.001 par value per share, of the Registrant, issuable pursuant to the Plans.


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

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

(a)      The Registrant's Annual Report on Form 10-K dated March 30, 2000.

(b)      The Registrant's Current Report on Form 8-K dated February 10, 2000.

(c)      The Registrant's Current Report on Form 8-K dated March 14, 2000.

(d) The Registrant's Registration Statement on Form S-1, File No. 333-32680, filed with the Commission on March 17, 2000, Amendment
         No. 1 thereto filed with the Commission on April 7, 2000, and Amendment No. 2 thereto filed with the Commission on April 24, 2000.

(e) The Registrant's Registration Statement on Form S-8, File No. 333-33358, filed with the Commission on March 27, 2000.

(f)      The Registrant's Current Report on Form 8-K dated April 6, 2000.

(g) The Registrant's Definitive Proxy Statement filed with Commission on April 24, 2000.

(h) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "1934 Act"), since December 31, 1999.

(i) The description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on page 54 contained in the Registrant's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-32680), filed with the Commission on April 24, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.


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

ITEM 4.  DESCRIPTION OF SECURITIES

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has adopted provisions in its certificate of incorporation that eliminates the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Additionally, the Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors, officers, employees or agents for any liability incurred in their official capacity to the maximum extent permissible under Delaware General Corporation Law (the "DGCL"). Under Delaware law, a corporation may indemnify any person made or threatened to be made a party to any action or proceeding (other than shareholder derivative suits) because he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation or firm. In order to be indemnified, the director, officer, employee or agent must (i) act in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interest of the corporation and (ii) in respect to a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         In the case of shareholder derivative suits under Delaware law, the corporation may also indemnify if the director, officer, employee or agent acted in good faith and in a manner the director reasonably believed to be in, and not opposed to, the best interest of the corporation. Unless a court finds that an individual is fairly and reasonably entitled to indemnity, the corporation cannot indemnify an individual in shareholder derivative suits where there is any claim, issue or matter in which the individual has been found liable to the corporation.

         Under the DGCL, a corporation must indemnify a director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because of his or her position as a director or officer for expenses actually or reasonably incurred by the person. Expenses incurred by an officer or director in defending any civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The indemnification and expense advancement provisions under Delaware law described above are not exclusive of other rights of indemnification and advancement that a director or officer may be granted by a corporation in its bylaws or by a vote of shareholders or disinterested directors or by an agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.

ITEM 8.  EXHIBITS


Exhibit Number    Description
--------------    -----------
4.1               PictureWorks Technology, Inc. 1994 Stock Option Plan (1)
4.2               PictureWorks Technology, Inc. 1996 Stock Option Plan (2)
4.3               PictureWorks Technology, Inc. 1997 Stock Option Plan (3)
5                 Opinion of Baker, Donelson, Bearman & Caldwell
23.1              Consent of Baker, Donelson, Bearman & Caldwell (contained in
                  Exhibit 5)
23.2              Consent of PricewaterhouseCoopers LLP, Independent Accountants
                  of Internet Pictures Corporation
23.3              Consent of PricewaterhouseCoopers LLP, Independent Accountants
                  of Interactive Pictures Corporation
23.4              Consent of PricewaterhouseCoopers LLP, Independent Accountants
                  of PictureWorks Technology, Inc.
24                Power of Attorney (Included on signature page)

(1) All references to shares of common stock presented in this document do not reflect a 500:1 stock split effected in June 1995, a 2:1 stock split effected in March 1996 and the Exchange Ratio.

(2) All references to shares of common stock presented in this document do not reflect the Exchange Ratio.

(3) All references to shares of common stock presented in this document do not reflect an increase by 900,000 in the number of shares authorized under the 1997 Stock Option Plan effected in January 2000 and the Exchange Ratio.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                           [SIGNATURE PAGE TO FOLLOW]


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Ridge, State of Tennessee, on the 24th day of April, 2000.

                           INTERNET PICTURES CORPORATION


                           By: /s/ James M. Phillips
                               ----------------------------------------------
                                   James M. Phillips, Chairman and Chief
                                   Executive Officer

                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Phillips, John J. Kalec and Matthew S. Heiter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


           NAME                                       TITLE                                   DATE

/s/ James M. Phillips                    Chairman and Chief Executive Officer             April 24, 2000
-----------------------------
James M. Phillips

/s/ John J. Kalec
-----------------------------            Vice President and Chief Financial Officer       April 15, 2000
John J. Kalec                            (Principal Accounting Officer)

/s/ Laban P. Jackson, Jr.
-----------------------------            Director                                         April 15, 2000
Laban P. Jackson, Jr.

/s/ Leonard B. McCurdy
-----------------------------            Director                                         April 16, 2000
Leonard B. McCurdy

/s/ John S. Hendricks
-----------------------------            Director                                         April 25, 2000
John S. Hendricks

/s/ Kevin B. McCurdy
-----------------------------            Director                                         April 17, 2000
Kevin B. McCurdy

/s/ John S. Moragne
-----------------------------            Director                                         April 24, 2000
John S. Moragne

/s/ John H. Trezevant
-----------------------------            Director                                         April 19, 2000
John H. Trezevant

/s/ Michael D. Easterly
-----------------------------            Director                                         April 17, 2000
Michael D. Easterly


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